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                                                                 EXHIBIT 10.7


                          CHAMPION ENTERPRISES, INC.
                       2000 CHANGE IN CONTROL AGREEMENT

     THIS AGREEMENT, dated as of May 8, 2000, is between Champion Enterprises, Inc. (the "Company") and Richard P. Hevelhorst, who is currently employed by the Company in the position of Vice President and Controller (the "Executive").

   A. The Company believes that it is in the best interests of the Company and its Shareholders if the Executive is assured that he will receive appropriate compensation in the event of a Change in Control (as defined in Section 3 below), thus ensuring that the Executive will have an incentive to perform valuable services for the Company and will not be distracted in the event of an actual or threatened Change in Control; and

   B. The Executive is willing to provide dedicated services to the Company on the condition that he receives adequate assurance that he will receive appropriate compensation in the event of a Change in Control.

     In consideration of the premises and mutual covenants, the parties agree as follows:

   1. Operation of Agreement. This Agreement sets forth the compensation that the Company shall pay to the Executive in the event of a Change in Control.

   2. Term of the Agreement. This Agreement shall be effective upon its execution by both parties and shall terminate upon the first of the following events to occur: (a) December 31, 2000 if a Change in Control has not occurred on or prior to such date and the Company has not entered into a binding agreement the consummation of which would result in a Change in Control (an "Acquisition Agreement"); (b) the date of termination of the Acquisition Agreement (other than as a result of the consummation of the transactions contemplated thereby), if the Acquisition Agreement has been entered into on or prior to December 31, 2000 but the transactions contemplated by such Acquisition Agreement have not been consummated on or prior to December 31, 2000; (c) the termination of the Executive's employment by the Company for any reason prior to a Change in Control; or (d) termination of employment by the Executive other than as a result of the death or disability of the Executive prior to a Change in Control or the entering into of an Acquisition Agreement.

   3. Change in Control. A Change in Control shall be deemed to have occurred upon the occurrence of any of the following events:

   (a) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of 51%, or more, of the outstanding common stock of the Company in a single transaction or a series of related transactions prior to the termination of this Agreement;

   (b) a sale of all or substantially all of the assets of the Company to any person, firm or corporation through a single transaction or multiple transactions; or



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   (c) a merger, consolidation or similar transaction between the Company and another entity if the then current shareholders of the Company do not own a majority of the voting stock of the corporation surviving the transaction.

References in the foregoing definition to "person," "firm," "corporation," "group," or "entity" shall include any person who is an employee of the Company and any firm, corporation, group or entity which is comprised of or owned by, in whole or in part, any employee or employees of the Company.

   4.   Change in Control Payment.

   (a) The Executive shall be entitled to payment under this Agreement only if
(a) there has been a Change in Control on or prior to December 31, 2000, or (b) the Company has entered into an Acquisition Agreement on or prior to December 31, 2000 and a Change in Control subsequently occurs in accordance with the terms of such Acquisition Agreement.

   (b) Upon satisfaction of the requirements set forth in Section 4(a), the Executive shall be entitled to a cash payment equal to $200,000. The obligation of the Company to make such payment shall not be affected by the death or disability of the Executive prior to the termination of this Agreement.

   (c) The cash payment provided in paragraph (b) above, when aggregated with any other "golden parachute" amounts (defined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") as compensation that becomes payable or accelerated due to a Change in Control) payable under any other plans, agreements or policies of the Company, shall be reduced to the highest amount permissible under Sections 280G and 4999 of the Code before the Executive becomes subject to the excess parachute payment excise tax under Section 4999 of the Code and the Company loses all or part of its compensation deduction for such payments.

   5. Time of Payment. The Executive's change in control payment under Section 4(b) shall be paid in a lump sum cash payment within 10 days following the Change in Control. Any payment made later than 10 days following the Change in Control for whatever reason, shall include interest at the prime rate plus two percent, which shall begin accruing on the 10th day following the Change in Control. For purposes of this Section 5, "prime rate" shall be determined by reference to the prime rate established by Comerica Bank (or its successor), in effect from time to time commencing on the 10th day following the Change in Control.

   6. Tax Withholding. The Company may withhold from any cash amounts payable to the Executive under this Agreement to satisfy all applicable Federal, State, local or other income and employment withholding taxes. In the event the Company fails to withhold such sums for any reason, the Company may require the Executive to promptly remit to the Company sufficient cash to satisfy all applicable income and employment withholding taxes.

   7.   Binding Effect.

   (a) This Agreement shall be binding upon the successors and assigns of the



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Company. The Company shall take whatever actions are necessary to ensure that any successor to its operations (whether by purchase, merger, consolidation, sale of substantially all assets or otherwise) assumes the obligations under this Agreement and will cause such successor to evidence the assumption of such obligations in an agreement satisfactory to the Executive. Notwithstanding any other provisions in this Agreement, if the Company fails to obtain an agreement evidencing the assumption of the Company's obligations by any such successor, the Executive shall be entitled to immediate payment of the compensation provided under Section 4.

   (b) This Agreement shall be binding upon the Executive and shall inure to the benefit of and be enforceable by his legal representatives and heirs. However, the rights of the Executive under this Agreement shall not be assigned, transferred, pledged, hypothecated or otherwise encumbered, except by operation of law.

   8. Amendment of Agreement. This Agreement may not be modified or amended except by instrument in writing signed by the parties hereto.

   9. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall continue in full force and effect.

   10.  Limitation on Rights.

   (a) This Agreement shall not be deemed to create a contract of employment between the Company and the Executive and shall create no right in the Executive to continue in the Company's employment for any specific period of time, or to create any other rights in the Executive or obligations on the part of the Company, except as set forth herein. This Agreement shall not restrict the right of the Company to terminate the Executive, or restrict the right of the Executive to terminate his employment.

   (b) This Agreement shall not be construed to exclude the Executive from participation in any other compensation or benefit programs in which he is specifically eligible to participate either prior to or following the execution of this Agreement, or any such programs that generally are available to other executive personnel of the Company, nor shall it affect the kind and amount of other compensation to which the Executive is entitled.

   (c) This Agreement shall not be construed to impose on the Board of Directors any obligation to approve any transaction constituting a Change Control, such approval to be determined in the sole discretion of the Board in the exercise of its duties under applicable law.

   (d) The rights of the Executive under this Agreement shall be solely those of an unsecured general creditor of the Company.

   11.  Claims Procedure.

   (a) The administrator for purposes of this Agreement shall be the Company ("Administrator"), whose address is Champion Enterprises, Inc., 2701 University Drive, Suite 320, Auburn Hills, MI 48326 and whose telephone number is (248) 340-9090. The "Named Fiduciary" as defined in Section 402(a)(2) of


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ERISA, also shall be the Company. The Company shall have the right to designate one or more Company employees as the Administrator and the Named Fiduciary at any time, and to change the address and telephone number of the same. The Company shall give the Executive written notice of any change in the Administrator and Named Fiduciary, or in the address or telephone number of the same.

   (b) The Administrator shall make all determinations as to the right of any person to receive benefits under the Agreement. Any denial by the Administrator of a claim for benefits by the Executive ("the claimant") shall be stated in writing by the Administrator and delivered or mailed to the claimant within 10 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 10-day period. In no event shall such extension exceed a period of 10 days from the end of the initial period. Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of this Agreement upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim, with an explanation of why such material or information is necessary, and any explanation of claim review procedures, written to the best of the Administrator's ability in a manner that may be understood without legal or actuarial counsel.

   (c) A claimant whose claim for benefits has been wholly or partially denied by the Administrator may request, within 10 days following the date of such denial, in a writing addressed to the Administrator, a review of such denial. The claimant shall be entitled to submit such issues or comments in writing or otherwise, as he shall consider relevant to a determination of his claim, and he may include a request for a hearing in person before the Administrator. Prior to submitting his request, the claimant shall be entitled to review such documents as the Administrator shall agree are pertinent to his claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice. All requests for review shall be promptly resolved. The Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than 10 days following receipt by the Administrator of the claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Administrator's decision shall be so mailed not later than 20 days after receipt of such request.

   (d) A claimant who has followed the procedure in paragraphs (b) and (c) of this section, but who has not obtained full relief on his claim for benefits, may, within 60 days following his receipt of the Administrator's written decision on review, apply in writing to the Administrator for binding arbitration of his claim before an arbitrator mutually acceptable to both parties, the arbitration to be held in Detroit, Michigan, in accordance with the commercial arbitration rules of the American Arbitration Association, as then in effect. If the parties are unable to mutually agree upon an arbitrator, then the arbitration proceedings shall be held before three arbitrators, one of which shall be designated by the Company, one of which shall be designated by the claimant and the third of which shall be designated


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mutually by the first two arbitrators in accordance with the commercial arbitration rules referenced above. The arbitrator(s) sole authority shall be to interpret and apply the provisions of this Agreement; the arbitrator(s) shall not change, add to, or subtract from, any of its provisions. The arbitrator(s) shall have the power to compel attendance of witnesses at the hearing. Any court having jurisdiction may enter a judgment based upon such arbitration. All decisions of the arbitrator(s) shall be final and binding on the claimant and the Company without appeal to any court. Upon execution of this Agreement, the Executive shall be deemed to have waived his right to commence litigation proceedings outside of arbitration without the express written consent of the Company.

   12. Legal Fees and Expenses. In the event any arbitration or litigation is brought to enforce any provision of this Agreement and the Executive prevails, then he shall be entitled to recover from the Company his reasonable costs and expenses of such arbitration or litigation, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings). If the Company prevails, then each party shall be responsible for its/his respective costs, expenses and attorneys fees, and the costs of arbitration shall be equally divided. In the event that it is determined that the Executive is entitled to compensation, legal fees and expenses hereunder, he also shall be entitled to interest thereon, payable to him at the prime rate of interest plus two percent. For purposes of this Section 12, "prime rate" shall be determined by reference to the prime rate established by Comerica Bank as in effect from time to time during the period from the date such amounts should have been paid to the date of actual payment. For purposes of the determining the date when legal fees and expenses are payable, such amounts are not due until 30 days after notification to the Company of such amounts.

   13. Nonalienation of Benefits. Except in so far as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by the Company.

   14. ERISA. This Agreement is an unfunded compensation arrangement for a member of a select group of the Company's management and any exemptions under ERISA, as applicable to such an arrangement shall be applicable to this Agreement.

   15. Reporting and Disclosure. The Company, from time to time, shall provide government agencies with such reports concerning this Agreement as may be required by law, and the Company shall provide the Executive with such disclosure concerning this Agreement as may be required by law or as the Company may deem appropriate.

   16. Notices. Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Board and the Company at the Company's then principal office, or to the Executive at the Executive's last address on file with the Company, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose of this Agreement in a notice given to the other parties in compliance with this Section 16. Notices shall be deemed given when received.



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   17. Miscellaneous/Severability. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. To the extent that any provision or benefit under this Agreement is not deemed to be in accordance with any applicable law, ordinance, rule or regulation, the noncomplying provision shall be construed, or benefit limited, to the extent necessary to comply with all applicable laws, ordinances and regulations and any such provision or benefit shall not affect the validity of any other provision or benefit provided by this Agreement. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

   18. Governing Law. To the extent not preempted by Federal law, this Agreement shall be governed and construed in accordance with the laws of the State of Michigan.

   19. Entire Agreement. This document represents the entire agreement and understanding of the parties with respect to the subject matter of the Agreement and it may not be altered or amended except by an agreement in writing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                    CHAMPION ENTERPRISES, INC.


                                    By:
                                         Walter R. Young
                                         Chairman of the Board of
                                         Directors, President and
                                         Chief Executive Officer


                                    By:
                                         Richard P. Hevelhorst